As filed with the Securities and Exchange Commission on April 19, 2002
                                                  Registration No. 333-5906
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM F-6
                             REGISTRATION STATEMENT
                                      UNDER
          THE SECURITIES ACT OF 1933 FOR DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS

                                  WPP GROUP plc
   (Exact name of issuer of deposited securities as specified in its charter)

                                       N/A

                   (Translation of issuer's name into English)

                          ----------------------------

                                     ENGLAND
            (Jurisdiction of incorporation or organization of issuer)

                                 CITIBANK, N.A.
             (Exact name of depositary as specified in its charter)

                                 111 Wall Street
                            New York, New York 10043
                                 (212) 657-5100
       (Address, including zip code, and telephone number, including area code, of depositary's principal executive offices)

                              CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                             Tel. No. (212) 664-1666
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:
    Mitchell W. Karsch, Esq.                   Frettra M. Miller, Esq.
    Davis & Gilbert LLP                        Citibank, N.A.
    1740 Broadway, 3rd Floor                   111 Wall Street 15th Floor Zone 9
    New York, New York  10019                  New York, New York 10043

                                 --------------

It is proposed that this filing become effective under Rule 466:

                                        |_|    immediately upon filing.

                                        |_|    on (Date) at (Time).

If a separate registration statement has been filed to register the deposited shares, check the following box |_|.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS


Item 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED

Item Number and Caption                           Location in Form of American
-----------------------                           Depositary Receipt ("Receipt")
                                                  Filed Herewith as Prospectus
                                                  -----------------------------
1. Name of depositary and address of its     Face of Receipt - Introductory Paragraph
   principal executive office                and final sentence of Face

2. Title of Receipts and identity of         Face of Receipt - top center and
   deposited securities                      Introductory Paragraph

   Terms of Deposit:

   (a) The amount of deposited securities    Face of Receipt - upper right corner and
       represented by one unit of American   Introductory Paragraph
       depositary receipts

   (b) Any procedure for voting the          Reverse of Receipt - Paragraphs (15)
       deposited securities                  and (16)

   (c) The procedure for collecting and      Face of Receipt - Paragraphs (5), (7),
       distributing dividends                (10) and (11)
                                             Reverse of Receipt - Paragraphs (14) and
                                              (15)

   (d) The procedures for transmitting       Face of Receipt - Paragraphs (5) and
       notices, reports and proxy            (11)
       soliciting material                   Reverse of Receipt - Paragraphs (13),
                                             (15) and (16)



                                     I-1



   (e) The sale or exercise of rights        Face of Receipt - Paragraphs (7) and (9)
                                             Reverse of Receipt Paragraphs (14) and (15)

   (f) The deposit or sale of securities     Face of Receipt - Paragraphs (7) and (9)
       resulting from dividends, splits      Reverse of Receipt - Paragraphs (14) and (17)
       or plans of reorganization

   (g) Amendment, extension or               Reverse of Receipt - Paragraphs (20) and (21)(no
       termination of the deposit            provision for extension)
       arrangements

   (h) The rights that holders of            Reverse of Receipt - Paragraph (13)
       American depository receipts have
       to inspect the books of the
       depositary and the list of receipt
       holders

   (i) Any restrictions on the right to      Face of Receipt - Paragraphs (2), (4) and (7)
       deposit or withdraw the underlying    Reverse of Receipt - Paragraph (22)
       securities

   (j) Any limitation upon the liability of  Reverse of Receipt - Paragraphs (17) and (18)
       the depositary's liability

3. Fees and charges that may be imposed      Face of Receipt - Paragraph (10)
   directly or indirectly on holders of
   American  depository receipts

Item 2.  AVAILABLE INFORMATION               Reverse of Receipt - Paragraph (13)

        WPP Group plc is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, files certain reports with the Securities and Exchange Commission (the "Commission"). You can inspect and copy these reports and other information at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may call the Commission at 1-800-SEC-0330 for information in the operation of the public reference section. Some of these materials are also available electronically at the Commission's web site (http://www.sec.gov).

                                   PROSPECTUS

The prospectus consists of the form of American Depositary Receipt, included as Exhibit A to the proposed Amendment No. 3 to Amended and Restated Deposit Agreement filed as Exhibit (a)(i) to this Post-Effective Amendment No. 3 to Registration Statement and incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  EXHIBITS

        (a)(i) Form of Amendment No. 3 to Amended and Restated Deposit Agreement, by and among WPP Group plc (the "Company"), Citibank N.A., as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") issued thereunder, including the form of ADR to be issued thereunder. - Filed herewith as Exhibit (a)(i).

        (a)(ii) Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of October 3, 2000 by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADRs issued thereunder, including the form of ADR to be issued thereunder. *

        (a)(iii) Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of November 9, 1999, by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADRs issued thereunder, including the form of ADR to be issued thereunder. *

        (a)(iv) Amended and Restated Deposit Agreement, dated as of October 24, 1995, among the Company, the Depositary, and all Holders and Beneficial Owners of ADRs issued thereunder, including the form of ADR to be issued thereunder.*

        (b) Any other agreement, to which the Depositary is a party relating to the issuance of the American Depositary Shares registered hereby or the custody of the deposited securities represented thereby. - None.

        (c) Every material contract relating to the deposited securities between the Depositary and the Company in effect within the last three years. - None.

        (d) Opinion of counsel to the Depositary, as to the legality of the securities to be registered. *

Item 4.  UNDERTAKINGS

        a) The Depositary hereby undertakes to make available at the principal office of the Depositary in the United States, for inspection by holders of the ADRs, any reports and communications received from the issuer of the deposited securities which are both (1) received by the Depositary as the holder of the deposited securities, and (2) made generally available to the holders of the underlying securities by the issuer.

        b) The Depositary hereby undertakes to prepare a separate document stating the amount of any fee charged and describing the service for which it is charged and to deliver promptly a copy of such fee schedule without charge to anyone upon request. The Depositary undertakes to notify each registered holder of an ADR thirty days before any change in the fee schedule.


-------------------------------------------------------------------------------
* Previously filed and incorporated by reference to Registration Statement No. 333-5906.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, Citibank, N.A., on behalf of the legal entity created by the Amended and Restated Deposit Agreement dated as of October 24, 1995 as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of November 9, 1999, as further amended by Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of October 3, 2000 (as so amended, the "Deposit Agreement") and as proposed to be amended by Amendment No. 3 to Amended and Restated Deposit Agreement, by and among WPP Group plc, Citibank, N.A., as depositary, and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder, certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of April, 2002.

                                Legal entity created by the Deposit Agreement for the issuance of American Depositary Receipts representing Ordinary Shares, par value U.K. 10p per share, of WPP Group plc.


                                CITIBANK, N.A., as Depositary



                                By:  /s/ Susanna Mancini
                                     ---------------------
                                Name:    Susanna Mancini
                                Title:   Vice President

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, WPP Group plc certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 17th day of April, 2002.


                                   WPP Group plc


                                   By: /s/ Paul W.G. Richardson
                                       ------------------------
                                   Name:   Paul W.G. Richardson
                                   Title:  Group Finance Director and Director

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each director of WPP Group plc whose signature appears below constitutes and appoints Sir Martin Sorrell and Paul W. G. Richardson, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by the virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Registration Statement on Form F-6 has been signed by the following persons in the following capacities on April 17, 2002.


Name                               Title
----                               -----

/s/ Martin Sorrell
--------------------------         Group Chief Executive Officer and Director
Sir Martin Sorrell                 (Principal Executive Officer)

/s/ Paul W.G. Richardson
--------------------------         Group Finance Director (Principal
Paul W.G. Richardson               Financial Officer) and Director

/s/ Paul Delaney
--------------------------         Director of Group Treasury (Principal
Paul Delaney                       Accounting Officer)


-------------------------          Director
Brian Brooks

/s/ Jeremy Bullmore
-------------------------          Director
Jeremy Bullmore

/s/ Esther Dyson
------------------------           Director
Esther Dyson

/s/ Warren Hellman
------------------------           Director
Warren Hellman


------------------------           Director
Maso Inagaki

/s/ John Jackson
------------------------           Director
John Jackson

/s/ Michael Jordan
------------------------           Director
Michael Jordan

/s/ Philip Lader
------------------------           Chairman and Director
Philip Lader

/s/ Christopher Lewington
-------------------------          Director
Sir Christopher Lewington

/s/ Christopher Mackenzie
-------------------------          Director
Christopher Mackenzie

/s/ Stanley Morten
-------------------------          Director
Stanley Morten

/s/ John Quelch
-------------------------          Director
John Quelch

/s/ Eric Salama
-------------------------          Director
Eric Salama

/s/ Mary Ellen Howe
-------------------------          Authorized Representative in the
Mary Ellen Howe                    United States

                                Index to Exhibits

                                                          Sequentially
      Exhibit        Document                             Numbered Page
      -------        --------                             -------------

      (a)(i)         Form of Amendment No. 3
                     to Amended and Restated
                     Deposit Agreement

                                                                  EXHIBIT (a)(i)


                                  WPP GROUP plc


                                       AND


                                 CITIBANK, N.A.,
                                  AS DEPOSITARY

                                       AND

           HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF
                                    AMERICAN
                               DEPOSITARY RECEIPTS



                        --------------------------------
                                 Amendment No. 3

                                       to

                                Deposit Agreement





                          Dated as of _______ __, 2002

-------------------------------------------------------------------------------


                      AMENDMENT NO. 3 TO DEPOSIT AGREEMENT
                      ------------------------------------

        AMENDMENT NO. 3 TO DEPOSIT AGREEMENT, is made as of _______________ __, 2002 (the "Amendment"), by and among WPP GROUP plc, a corporation organized and existing under the laws of England (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued under the Deposit Agreement.

                         W I T N E S S E T H  T H A T
                         - - - - - - - - - -  - - - -

        WHEREAS, the parties hereto entered into that certain Amended and Restated Deposit Agreement, dated as of October 24, 1995, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of November 9, 1999 and as further amended by Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of October 3, 2000 (the "Deposit Agreement"), for the creation of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;

        WHEREAS, the Company desires to amend Sections 4.07 and 4.08 of the Deposit Agreement and, as a result, desires to amend the Deposit Agreement to reflect such changes; and

        WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of ADR annexed hereto as Exhibit A for the purposes set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

        SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.



-------------------------------------------------------------------------------

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT
                         -------------------------------

        SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Amended and Restated Deposit Agreement, dated as of October 24, 1995, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of November 9, 1999 and as amended by Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of October 3, 2000, and as further amended by this Amendment.

        SECTION 2.02. Amendment of Section 4.07. Section 4.07 of the Deposit Agreement is hereby amended, as of the Effective Date, to read in its entirety as follows:

                "SECTION 4.07 Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to the provisions of Sections
        4.02 through 4.06 of the Deposit Agreement and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to vote or to give such voting instructions, to receive such notice or solicitation, or otherwise take action."

        SECTION 2.03. Amendment of Section 4.08. Section 4.08 of the Deposit Agreement is hereby amended, as of the Effective Date, to read in its entirety as follows:

                "SECTION 4.08 Voting of Deposited Securities. The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the Articles of

-------------------------------------------------------------------------------

        Association of the Company hereby irrevocably appoints each Registered Holder (as defined below) for the time being on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Section
        4.07 in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the American Depositary Shares evidenced by the Receipts held by such Registered Holder on the Voting Record Date. In respect of any such meeting each such Registered Holder may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote and speak on behalf of the Registered Holder subject to and in accordance with the provisions of this Section 4.08 and the Articles of Association of the Company. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Section 4.07, fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company shall mail to Registered Holders of record on such Voting Record Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, after consultation with the Company, (c) a statement that each Registered Holder of record at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company's Articles of Association and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Deposited Securities represented by American Depositary Shares evidenced by such Registered Holder's Receipts or (ii) to appoint any other person as the substitute proxy of such Registered Holder, solely with respect to the Deposited Securities represented by American Depositary Shares evidenced by such Registered Holder's Receipts or
        (iii) to appoint the person nominated by the Depositary as the substitute proxy of such Registered Holder and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by American Depositary Shares evidenced by such Registered Holder's Receipts, and
        (d) if the person nominated by the Depositary is to be appointed by such Registered Holder as its substitute proxy, a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary. Upon the written request of a Registered Holder of record on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Company's Articles of Association and the provisions of the Deposited Securities, to cause to be voted the Deposited Securities in accordance with the instructions set forth in such request.

-------------------------------------------------------------------------------

                Neither the Depositary nor the Custodian nor the nominee of either of them shall exercise any discretion as to voting and neither the Depositary nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote the Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Registered Holders given in accordance with this Section 4.08. Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Registered Holder shall not be voted by the Depositary or its nominee but may be directly voted by Registered Holders in attendance at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, the provisions of this Section 4.08 and the Company's Articles of Association.

                For purposes of this Section 4.08, "Registered Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar."


                                   ARTICLE III

                            AMENDMENT TO FORM OF ADR
                            ------------------------

        SECTION 3.01. Amendment of Article 15. Article 15 of the ADRs is hereby amended, as of the Effective Date, to read in its entirety as follows:

                "(15) FIXING OF RECORD DATE. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to the provisions of Sections
        4.02 through 4.06 of the Deposit Agreement and to the other terms and

--------------------------------------------------------------------------------
        conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to vote or to give such voting instructions, to receive such notice or solicitation, or otherwise take action."

        SECTION 3.02. Amendment of Article 16. Article 16 of the ADRs is hereby amended, as of the Effective Date, to read in its entirety as follows:

                "(16) VOTING OF DEPOSITED SECURITIES. The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the Articles of Association of the Company hereby irrevocably appoints each Registered Holder (as defined below) for the time being on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Article
        (15) hereof in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the American Depositary Shares evidenced by the Receipts held by such Registered Holder on the Voting Record Date. In respect of any such meeting each such Registered Holder may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote and speak on behalf of the Registered Holder subject to and in accordance with the provisions of this Article (16) and the Articles of Association of the Company. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Article (15) hereof, fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company shall mail to Registered Holders of record on such Voting Record Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, after consultation with the Company, (c) a statement that each Registered Holder of record at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company's Articles of Association and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Deposited Securities represented by American Depositary Shares evidenced by such Registered Holder's Receipts or (ii) to appoint any other person as the substitute proxy of such Registered Holder, solely with respect to the Deposited Securities represented by American Depositary Shares evidenced by such Registered Holder's Receipts or (iii) to appoint the person nominated by the Depositary as

-------------------------------------------------------------------------------
        the substitute proxy of such Registered Holder and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by American Depositary Shares evidenced by such Registered Holder's Receipts, and
        (d) if the person nominated by the Depositary is to be appointed by such Registered Holder as its substitute proxy, a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary. Upon the written request of a Registered Holder of record on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Company's Articles of Association and the provisions of the Deposited Securities, to cause to be voted the Deposited Securities in accordance with the instructions set forth in such request.

                Neither the Depositary nor the Custodian nor the nominee of either of them shall exercise any discretion as to voting and neither the Depositary nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote the Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Registered Holders given in accordance with this Article (16). Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Registered Holder shall not be voted by the Depositary or its nominee but may be directly voted by Registered Holders in attendance at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, this Article
        (16) and the Company's Articles of Association.

                For purposes of this Article (16), "Registered Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar."


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

        Section 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

        (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their

-------------------------------------------------------------------------------
        respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

        (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in England, neither of such agreements need to be filed or recorded with any court or other authority in England, nor does any stamp or similar tax need to be paid in England on or in respect of such agreements; and

        (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

        SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of such date (the "Effective Date").

        SECTION 5.02. New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

        SECTION 5.03. Notice of Amendment to Holders. The Depositary is hereby directed to send notices informing the Holders of (i) the terms of this Amendment, (ii) the Effective Date of this Amendment and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to surrender outstanding ADRs.

        SECTION 5.04. Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

        SECTION 5.05. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


        IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                            WPP GROUP plc, as Company

                            By:_________________________________________

                            Name:_______________________________________

                            Title:______________________________________



                          CITIBANK, N.A., as Depositary


                            By:_________________________________________

                            Name:_______________________________________

                            Title:______________________________________

























-------------------------------------------------------------------------------

                                                 CUSIP Number _____________
                                                 American Depositary Shares (1
                                                 American Depositary Share
                                                 representing five fully paid
                                                 ordinary shares)

                                    EXHIBIT A
                                [FACE OF RECEIPT]
                           AMERICAN DEPOSITARY RECEIPT
                                       FOR
                           AMERICAN DEPOSITARY SHARES
                                  representing
                            DEPOSITED ORDINARY SHARES
                                       of
                                  WPP GROUP plc
               (Incorporated under the laws of the United Kingdom)

               CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that _____________________ is the owner of _____ American Depositary Shares, representing deposited ordinary shares, each of Par Value of 10 pence, including evidence of rights to receive such ordinary shares (the "Shares") of WPP Group plc, a corporation incorporated under the laws of the United Kingdom (the "Company"). As of the date of the date of the Deposit Agreement (hereinafter referred to), each American Depositary Share represents five Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Citibank (London) (the "Custodian"). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's principal executive office is located at 111 Wall Street, 5th Floor, New York, New York 10043, U.S.A.

         (1) THE DEPOSIT AGREEMENT. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), executed and delivered pursuant to the Amended and Restated Deposit Agreement, dated as of October 24, 1995 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all registered Holders and Beneficial Owners of Receipts from time to time of Receipts, issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities"). Copies of the Deposit Agreement are on file at the principal Office of the Depositary and the principal office of the Custodian.

               The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

         (2) SURRENDER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES. Upon surrender at the Principal Office of the Depositary, of this Receipt and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (10) hereof and Section 5.09 and Exhibit B of the Deposit Agreement) and (ii) all fees, expenses, taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement the Company's Memorandum and Articles of Association, Article (22) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in registered form or by electronic delivery. Such Deposited Securities may be delivered by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Delivery shall be made, at the option of the Holder hereof, either at the principal office of the Custodian or at the Principal Office of the Depositary for further delivery to such Holder, PROVIDED THAT the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the request, risk and expense of the Holder hereof, and for the account of such Holder.

               A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.

               The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

         (3) TRANSFERS, SPLIT-UPS AND COMBINATIONS OF RECEIPTS. Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer (including any certifications that the Depositary or the Company may require in order to comply with applicable laws, signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt) and (i) duly stamped as may be required by the laws of the State of New York and the United States of America, and (ii) accompanied by funds sufficient to pay any applicable transfer taxes, duties and the fees and expenses of the Depositary including the fees set forth in Article
(10) hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article (22) of this Receipt. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

         (4) PRE-CONDITIONS TO REGISTRATION, TRANSFER, ETC. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (a) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable charges as provided in Section 5.09 of the Deposit Agreement or in Exhibit B thereof, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.01 of the Deposit Agreement and (c) compliance with (i) any laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

               The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally, may be suspended, during any period when the transfer books of the Company, the Depositary or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith,, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or under any provision of the Deposit Agreement or provisions of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction IA(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act in connection with (i) temporary delays caused by closing transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

         (5) DISCLOSURE OF BENEFICIAL OWNERSHIP. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder agrees to comply with requests from the Company pursuant to English law, the rules of the London Stock Exchange, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Memorandum and Articles of Association of the Company, which are made to provide information, INTER ALIA, as to the capacity in which such Holder owns Receipts (and Shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, whether or not they are Holders at the time of such request. The Depositary agree to use its reasonable efforts to comply, at the Company's expense, with written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

               Each Holder agrees that such Holder (i) is bound by and subject to the Articles of Association of the Company as if such Holder were a registered holder of Shares and (ii) will provide such information within the prescribed period as the Company may request in a disclosure notice ("Disclosure Notice") given pursuant to any applicable provision of English law or the Articles of Association of the Company. Each Holder further acknowledges that failure by such Holder to provide on a timely basis the information required in any Disclosure Notice may result in the withholding of certain rights in respect of such Holder's American Depositary Shares including, without limitation, voting rights, the right to receive dividends or other payments and rights of free transferability in respect of the Shares represented by such American Depositary Shares. Each Holder agrees to comply with all applicable provisions of English law and the Articles of Association of the Company with regard to notification to the Company of such Holder's interest in Shares, including any provision requiring such Holder to disclose within a prescribed period an interest in Shares equal to or in excess of three percent (3%) of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provision of English law or the Articles of Association of the Company.

         (6) OWNERSHIP RESTRICTIONS. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Memorandum and Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder to exceed the limits under any applicable law. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

         (7) LIABILITY OF HOLDER FOR TAXES, DUTIES AND OTHER CHARGES. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any registration of transfer of all or part of such Receipt or to issue any new Receipt or Receipts or to permit any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents, and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of tax, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.13 of the Deposit Agreement.

         (8) REPRESENTATIONS AND WARRANTIES OF DEPOSITORS. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that, to the best of such person's knowledge, such Shares and each certificate therefor are validly issued, outstanding, fully paid, non-assessable, not subject to calls for additional payments of any kind and that any preemptive rights have been validly waived or exercised and that the person making such deposit is duly authorized to do so. Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in England in connection with the issuance of Receipts and the deposit, transfer, surrender or withdrawal of shares or Receipts. Every such person shall be deemed to represent that, the deposit of Shares or sale of Receipts by that person is not restricted, and such Shares do not constitute Restricted Securities, under the Securities Act of 1933. Such representations and warranties shall survive any such deposit, transfer, surrender and withdrawal of Shares and Receipts.

         (9) FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any person presenting Shares for deposit or any Holder may, in addition to the requirements of Articles (4) and (5) hereof, be required from time to time (i) to file with the Depositary or a Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, (ii) provide such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Share Registrar) of the Shares presented for deposit,
(iii) establish compliance with all applicable laws, rules and regulations of or governing the Deposited Securities and the terms of the Deposit Agreement, and
(iv) execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and the Custodian. Subject to Article (22) hereof and the terms of the Deposit Agreement, the Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

         (10) CHARGES OF DEPOSITARY. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, or a distribution of Receipts pursuant to Section 4.03 or 4.09 of the Deposit Agreement), or who surrenders Receipts a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition the Depositary shall charge to the Holders a fee of U.S. $2.00 or less per 100 American Depositary Shares (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including but not limited to, Sections 4.02 through 4.05 thereof, and $5.00 or less per 100 American Depositary Shares (or portion thereof) in case of stock dividend, made pursuant to the Deposit Agreement including, but not limited to Section 4.02 through 4.05 thereof. The Depositary shall also charge the holder hereof a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement. In addition, Holders will pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement and Exhibit B thereof. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses.

               All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary. The provisions in respect of these charges may be changed in the manner indicated in Article (20) of this Receipt.

         (11) TITLE TO RECEIPTS. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; PROVIDED, HOWEVER, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notices provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

         (12) VALIDITY OF RECEIPT. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; PROVIDED, HOWEVER, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated: ____________

                                                     CITIBANK, N.A.,
Countersigned                                        as Depositary


By: ____________________                             By: ____________________
    Authorized Officer                                   Vice President


The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043, U.S.A.

                          [FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT


         (13) REPORTS; INSPECTION OF TRANSFER BOOKS. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street N.W. (Room 1024), Washington, D.C. 20549.

               The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian, copies of the Deposit Agreement, any notices reports or communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under the Securities Exchange Act of 1934, such reports and communications shall be in English. The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

               The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

               Subject to Article (22) hereof, the Depositary may close the transfer books (with notice to the Company if other than in the ordinary course of business), at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable written request of the Company.

         (14) DIVIDENDS AND DISTRIBUTIONS IN CASH, SHARES, ETC. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any accounts received in a foreign currency can in the judgment of the Depositary, pursuant to Section 4.06 of the Deposit Agreement, be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to the Holders entitled thereto, in proportion to the number of American Depository Shares representing such Deposited Securities held by them respectively. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. Pursuant to Articles (4) and (7) hereof, if the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company to the relevant governmental authority.

               If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares the Company shall deposit or cause such Shares to be deposited with and registered in the name of the Custodian and thereupon the Depositary may, subject to Section 5.07 of the Deposit Agreement, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.07 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.04, 5.07 and
5.09 of the Deposit Agreement; in lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in
Section 4.02 of the Deposit Agreement, or (ii) if additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or after the Company, in the fulfillment of its obligations under Section 5.07 hereof, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

               In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares of the corresponding Series or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terns of the Deposit Agreement, as follows:

               (a) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of United States and United Kingdom counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining, at the Company's expense, opinion(s) of United States and United Kingdom counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders or Beneficial Owners; or

               (b) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of United States and United Kingdom counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such rights, warrants or other instruments.

               If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of United States and United Kingdom counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or
(ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders. Notwithstanding anything to the contrary in this Article
(14), if registration (under the Securities Act or any other applicable law) of the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.

            Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and after obtaining, at the Company's expense, opinion(s) of United States and United Kingdom counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.07 of the Deposit Agreement, in proportion to the number of American Depositary Shares of the corresponding Series representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; PROVIDED, HOWEVER, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may, in its sole discretion, determine an equitable and practicable method of effecting such distribution, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 or in Exhibit B hereof) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

               Pursuant to Articles (4) and (7) hereof, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes, duties or governmental charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or governmental charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

         (15) FIXING OF RECORD DATE. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to the provisions of Sections 4.02 through 4.06 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to vote or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

         (16) VOTING OF DEPOSITED SECURITIES. The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the Articles of Association of the Company hereby irrevocably appoints each Registered Holder (as defined below) for the time being on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Article (15) hereof in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the American Depositary Shares evidenced by the Receipts held by such Registered Holder on the Voting Record Date. In respect of any such meeting each such Registered Holder may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote and speak on behalf of the Registered Holder subject to and in accordance with the provisions of this Article (16) and the Articles of Association of the Company. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Article (15) hereof, fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company shall mail to Registered Holders of record on such Voting Record
Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, after consultation with the Company, (c) a statement that each Registered Holder of record at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company's Articles of Association and the provisions of or governing the Deposited Securities, either
(i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Deposited Securities represented by American Depositary Shares evidenced by such Registered Holder's Receipts or (ii) to appoint any other person as the substitute proxy of such Registered Holder, solely with respect to the Deposited Securities represented by American Depositary Shares evidenced by such Registered Holder's Receipts or (iii) to appoint the person nominated by the Depositary as the substitute proxy of such Registered Holder and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by American Depositary Shares evidenced by such Registered Holder's Receipts, and (d) if the person nominated by the Depositary is to be appointed by such Registered Holder as its substitute proxy, a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary. Upon the written request of a

Registered Holder of record on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Company's Articles of Association and the provisions of the Deposited Securities, to cause to be voted the Deposited Securities in accordance with the instructions set forth in such request.

               Neither the Depositary nor the Custodian nor the nominee of either of them shall exercise any discretion as to voting and neither the Depositary nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote the Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Registered Holders given in accordance with this Article (16). Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Registered Holder shall not be voted by the Depositary or its nominee but may be directly voted by Registered Holders in attendance at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, this Article
(16) and the Company's Articles of Association.

               For purposes of this Article (16), "Registered Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar.

         (17) CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describe such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder or Holders in particular, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

         (18) LIABILITY OF THE COMPANY AND THE DEPOSITARY. None of the Depositary, its controlling persons or its agents nor the Company, its controlling persons nor its agents, if any, will incur any liability to any Holder or other person if, by reason of any present or future law, the Memorandum and Articles of Association of the Company, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Each of the Depositary, its controlling persons and its agents, the Company, its controlling persons and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its reasonable judgment. The Depositary, and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the Depositary, its controlling persons or its agents nor the Company its controlling persons or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, its controlling persons and its agents and the Company its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this paragraph (18), the Depositary and its agents will not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

         (19) RESIGNATION AND REMOVAL OF THE DEPOSITARY; THE CUSTODIAN. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may appoint substitute or additional custodians and the term "CUSTODIAN" refers to each Custodian or all Custodians as the context requires.

         (20) AMENDMENT. The form of the Receipts in respect of the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders. Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 60 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for
(a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance.

         (21) TERMINATION. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (19) hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and Section 2.05 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be, entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and ocher distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05 of the Deposit Agreement, together with any dividends or ocher distributions received with respect thereto and the net proceeds of the sale of any rights or ocher property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities than held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under Articles (10) hereof, and Sections 5.08 and 5.09 of the Deposit Agreement.

         (22) COMPLIANCE WITH U.S. SECURITIES LAWS. Notwithstanding any provisions of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         (23) CERTAIN RIGHTS OF THE DEPOSITARY; LIMITATIONS. Subject to the further terms and provisions of this Article (23), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights from the Company to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; PROVIDED, HOWEVER, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to
Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate,
(b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), PROVIDED, HOWEVER, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be for the benefit of the Holder.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

        FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto __________________ whose taxpayer identification number is __________________ and whose address including postal zip code is __________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ______________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated: _____________

                                Name: ______________________

                                By: ________________________

                                Title: _____________________

                                NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


                                SIGNATURE GUARANTEED


                                _____________________________